Exhibit 23.03


Consent of:
Perzel and Lara, P.A., CPAs



     We consent to the incorporation by reference of our report dated March 17, 1997, filed as an exhibit to the Arguss Holdings, Inc. (the "Company") Form 8-K dated September 19, 1997 in the Company's Annual Report on Form 10-K for the year ending December 31, 1998.



/s/ Patricia Perzel
------------------------
    Patricia Perzel

    Oldsmar, FL

    March 12, 1999